UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 7, 2018
Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0189025
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One South Main, Salt Lake City, Utah 84133
(Address of principal executive offices) (Zip Code)
(801) 844-7637
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS
Zions Bancorporation, National Association (the “Company”) is filing the following description of its common stock in order to update and supersede the description of the common stock of the Company’s predecessor, Zions Bancorporation, a Utah corporation, contained in its Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on January 13, 1992 (as subsequently amended and supplemented). The Company intends to incorporate by reference the description of its common stock in this Item 8.01 in connection with future registration statements, including any registration statement or amendment thereto that may be filed on Form S-8.
DESCRIPTION OF COMMON STOCK
Overview
The following summarizes certain provisions of the Company’s Second Amended and Restated Articles of Association (the “Articles”), the Company’s Amended and Restated Bylaws (the “Bylaws”), the Utah Revised Business Corporation Act (to the extent applicable to the Company by virtue of 12 C.F.R. § 7.200(b)) and the National Bank Act and applicable regulations. The following summary is not complete and is qualified in its entirety by reference to the Articles and Bylaws, copies of which are publicly available through the filings of the Company with the SEC.
In accordance with the Articles, 350,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), are authorized for issuance. The Common Stock currently is traded on the NASDAQ Global Select Market under the symbol “ZION.”
Voting Rights
Holders of the Common Stock are entitled to one vote per share for the election of directors and for other purposes, subject to any voting rights of any series of preferred stock. Shares of Common Stock do not have cumulative voting rights. In all elections of directors, each holder of Common Stock has the right to vote, in person or by proxy, each share of Common Stock owned by him for as many persons as there are directorships to be voted. On all other questions, each holder of Common Stock is entitled to one vote for each share of Common Stock owned.
The Company’s directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a quorum is present; provided that, the Company is restricted from voting shares of Common Stock held by the Company as sole trustee in the election of the Company’s directors. A “plurality” means the individuals who receive the greatest number of votes cast “FOR” are elected as directors.
Dividend and Liquidation Rights
The Company is subject to the limitations on dividends under the National Bank Act and related regulations, which provide that no national bank may withdraw, either in the form of dividends or otherwise, any portion of its capital, or make a dividend on the Common Stock in an amount greater than its undivided profits (i.e., retained earnings). The Company is also subject to requirements to maintain sufficient capital and safety and soundness banking regulations, all of which may limit its ability to pay dividends.

Preemptive Rights, Redemption and Assessment
Holders of Common Stock do not have any preemptive, conversion or redemption rights. Pursuant to the National Bank Act and applicable regulations, under certain circumstances the capital stock of a national bank is assessable, i.e., holders may be subject to a levy for more funds by the Office of the Comptroller of the Currency (the “OCC”). According to an interpretive letter issued by the OCC on July 6, 2018, such assessability is limited to the par value of a national bank’s stock (which, in the case of the Common Stock, is $0.001 per share). According to the OCC, it has not exercised its authority to levy funds under the National Bank Act and applicable regulations since 1933 and views the assessability authority as a mechanism for addressing capital deficiency that has long been overtaken by developments in statute and regulation, including robust capital standards, prompt corrective action requirements and supervisory and enforcement authorities requiring an institution to maintain capital at a particular level.
Preferred Stock
The board of directors of the Company is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. The Company’s board of directors is also authorized to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock. The issuance of one or more series of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of Common Stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.
The creation and issuance of any future series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, then existing market conditions and other factors that, in the judgment of the Company’s board, might warrant the issuance of preferred stock.
The Company has authorized the issuance of 4,400,000 shares of preferred stock, without par value (the “Preferred Stock”). The Company has authorized 140,000 shares of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), 1,400,000 shares of 9.50% Series C Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), 250,000 shares of Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock (“Series F Preferred Stock”), 200,000 shares of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series G Preferred Stock”), 126,222 shares of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock (“Series H Preferred Stock”), 300,893 shares of Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series I Preferred Stock”) and 195,152 shares of Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series J Preferred Stock”). As of October 31, 2018, 66,139 shares of Series A Preferred Stock were issued and outstanding; no shares of Series C Preferred Stock or Series F Preferred Stock were issued and outstanding; 138,390.25 shares of Series G Preferred Stock were issued and outstanding; 126,221.15 shares of Series H Preferred Stock were issued and outstanding; 98,555 shares of Series I Preferred Stock were issued and outstanding and 136,368 shares of Series J Preferred Stock were issued and outstanding.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the applicable series of Preferred Stock, before any distribution of assets is made to holders of Common Stock or of any of the Company’s other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends.
Holders of Preferred Stock generally do not have voting rights and are not entitled to elect directors, except as provided by the Articles.
Dividends on Series A Preferred Stock are non-cumulative and are computed at an annual rate equal to the greater of three-month LIBOR plus 0.52%, or 4.0%. Dividends on Series G Preferred Stock are non-cumulative and are computed (i) from and including February 7, 2013 to but excluding March 15, 2023, at a rate per annum equal to 6.30% and (ii) from and including March 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.24%. Dividends on Series H Preferred Stock are non-cumulative and are computed at a rate per annum of 5.75%. Dividends on Series I Preferred Stock are non-cumulative and are computed (i) from and including May 21, 2013 to but excluding June 15, 2023, at a rate per annum equal to 5.80% and (ii) from and including June 15, 2023, at an annual floating rate equal to three-month LIBOR plus 3.80%. Dividends on Series J Preferred Stock are non-cumulative and are computed (i) from and including August 13, 2013 to but excluding September 15, 2023, at a rate per annum equal to 7.20% and (ii) from and including September 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.44%. Dividend payments with respect to Series A Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are made on the 15th day of March, June, September and December. With respect to Series I Preferred Stock (i) from May 21, 2013 to but excluding June 15, 2023, dividend payments are made on the 15th day of June and December and (ii) from and including June 15, 2023, dividend payments are made on the 15th day of March, June, September, and December. With respect to Series J Preferred Stock, (i) from August 13, 2013 to but excluding September 15, 2023, dividend payments are made on the 15th day of March and September and (ii) from and including September 15, 2023, dividend payments are made on the 15th day of March, June, September, and December.
Takeover Protection Statutes
The Articles provide that certain business transactions with a person who owns, directly or indirectly, over 10% of the Company’s outstanding voting stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of the Company’s outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation, National Association (as successor to Zions Bancorporation)

Date: November 7, 2018	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President and General Counsel